                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        ---------------------------------

                                   FORM 8-K/A


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 28, 1997

                            GENERAL AUTOMATION, INC.
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


  Delaware                            0-5260                 95-248811
-------------------------------------------------------------------------------
(State or other jurisdiction        (Commission          (I.R.S. Employer
 of incorporation)                  File Number)       Identification Number)

17731 Mitchell North, Irvine, California                      92614
-------------------------------------------------------------------------------
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: (714) 250-4800


                                 Not applicable
-------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Businesses Acquired. Filed herewith are the following Financial Statements of the Sequoia Enterprise Systems Division of Sequoia Systems, Inc.:

         Report of independent Accountants

         Consolidated Balance Sheets as of June 30, 1996 and 1995

         Consolidated statements of Operations for the Three Years Ended June 30, 1996

         Consolidated Statements of Cash flows for the Three Years ended June 30, 1996

         Statements of Parent Investment for the Three Years Ended June 30, 1996

         Notes to Consolidated Financial Statements


         (b) Pro Forma Financial Information. Filed herewith is the following pro forma financial information.

         Unaudited Pro Forma Condensed Financial Information - Description of Transaction

         Unaudited Pro Forma Condensed Statement of Operations for the Nine Months Ended June 30, 1997

         Unaudited Pro Forma Condensed Statement of Operations for the Year Ended September 30, 1996


         (c) Exhibits. The following Exhibit is filed herewith and incorporated herein by this reference:


         Exhibit Number                     Description
         --------------                     -----------
             23.1                           Consent of Coopers &
                                            Lybrand L.L.P.

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            GENERAL AUTOMATION, INC.


Date:    August 28, 1997                    By:  /s/ John R. Donnelly
                                                 --------------------
                                                 John R. Donnelly, Vice
                                                 President of Finance

                                                                      EXHIBIT___


          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.
                              FINANCIAL STATEMENTS
                FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994

                         [COOPERS & LYBRAND LETTERHEAD]



                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board, of Directors of
Sequoia Systems, Inc.:

We have audited the accompanying consolidated balance sheets of Sequoia Enterprise Systems, a division of Sequoia Systems, Inc., as of June 30, 1996 and 1995 and the related consolidated statements of operations, parent company investment and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, certain costs and expenses presented in the financial statements represent management's estimates of the costs of services provided to Sequoia Enterprise Systems by Sequoia Systems Inc. As a result, the consolidated financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had Sequoia Enterprise Systems operated as a nonaffiliated entity. Additionally, as discussed in Note 10, Sequoia Enterprise Systems was acquired by General Automation, Inc. on October 11, 1996.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sequoia Enterprise Systems as of June 30, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.



                                               COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
February 28, 1997

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

                           CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1996 AND 1995

                                     ASSETS                          1996           1995
                                                                ------------    ------------
Current assets:
 Accounts receivable, net                                       $  3,460,280    $  3,878,372
 Accounts receivable from related parties                                -               -
   Inventories                                                     4,021,275       7,049,621
   Other current assets                                              451,904         475,571
                                                                ------------    ------------

          Total current assets                                     7,933,459      11,403,564
                                                                ------------    ------------

Property, plant and equipment, at cost:
   Computer equipment                                              9,862,427      10,393,450
   Machinery equipment                                             2,255,569       2,265,612
   Equipment under capital lease                                   2,337,669       2,665,660
   Furniture and fixtures                                            566,793         558,083
   Leasehold improvements                                            730,165         687,170
   Less accumulated depreciation and amortization                (13,938,291)    (14,101,263)
                                                                ------------    ------------

                                                                   1,814,332       2,468,712
Other assets                                                         308,255         372,901
                                                                ------------    ------------

          Total assets                                          $ 10,056,046    $ 14,245,177
                                                                ============    ============

              LIABILITIES AND PARENT COMPANY INVESTMENT

Current liabilities:
   Current portion of capital lease obligations                       55,833         124,699
 Accounts payable                                                  1,422,820       1,539,402
   Accrued expenses                                                2,157,242       4,950,796
   Deferred revenue                                                  949,585         663,307
                                                                ------------    ------------

          Total current liabilities                                4,585,480       7,278,204

Obligations under capital leases, net of current portion                --            55,833

Commitments and contingencies

Parent investment                                                  5,470,566       6,911,140
                                                                ------------    ------------

              Total liabilities and parent company investment   $ 10,056,046    $ 14,245,177
                                                                ============    ============



                 The accompanying notes are an integral part of
                     the consolidated financial statements.

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                for the years ended June 30, 1996, 1995 and 1994


                                                     1996           1995             1994
                                                ------------    ------------    ------------
Revenues:
    System                                      $ 17,513,361    $ 28,000,351    $ 29,463,856
    Service                                       14,257,226      14,882,193      13,636,105
    Other                                             24,056       1,011,981       1,665,229
                                                ------------    ------------    ------------

       Total revenues                             31,794,643      43,894,525      44,765,190

Cost of revenues:
    System                                        11,598,147      11,849,017      11,870,643
    Service and other                              7,617,375       8,094,210       6,664,563
                                                ------------    ------------    ------------

         Total cost of revenues                   19,215,522      19,943,227      18,535,206

    Gross profit                                  12,579,121      23,951,298      26,229,984

Research and development                           3,731,058       8,422,193       7,749,970
Selling, general, and administrative expenses      7,246,942      10,545,051       9,141,919
Restructuring charge (credit)                      1,771,320                      (1,109,327)
                                                ------------    ------------    ------------

Income from operations                              (170,199)      4,984,044      10,447,422

Other Income (expense)                                13,800        (158,933)         38,499
                                                ------------    ------------    ------------

Income before provision for income taxes            (156,399)      4,825,111      10,485,921

Provision for income taxes                           (62,561)      1,930,045       4,194,369
                                                ------------    ------------    ------------

Net income (loss)                               $    (93,838)   $  2,895,066    $  6,291,552
                                                ============    ============    ============



                 The accompanying notes are an integral part of
                     the consolidated financial statements.

             SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                for the years ended June 30, 1996, 1995 and 1994


                                                           1996          1995            1994
                                                      -----------    -----------    -----------
Cash flows from operating activities:
 Net income (loss)                                    $   (93,838)   $ 2,895,066    $ 6,291,552
 Adjustments to reconcile net income to net cash
        provided by operating activities:
     Depreciation                                       1,242,693      1,812,601      1,836,693
     Amortization                                          53,571        225,379        561,376
     Restructuring charge (credit)                      1,771,320           --       (1,109,000)
     Write-down of equipment                               52,331           --             --
   Changes in operating assets and liabilities:
     Accounts receivables                                 418,092        728,246     (1,321,720)
     Accounts receivable from related parties                --          845,490        (30,770)
     Inventories                                        3,028,346     (3,618,165)     1,443,136
     Other current assets                                 (33,963)       (98,755)       101,330
     Accounts payable                                    (116,582)      (350,219)       587,377
     Accrued expenses                                  (2,865,725)       708,524     (2,571,437)
     Deferred revenue                                     286,278       (150,068)       128,362
                                                      -----------    -----------    -----------

          Net cash provided by operating activities     3,742,523      2,998,099      5,916,899

Cash flows from investing activities:
   Purchase of equipment and improvements                (685,605)    (1,831,764)    (1,434,942)
   Decrease (increase) in other assets                   (220,222)      (159,267)       297,584
                                                      -----------    -----------    -----------

          Net cash used in investing activities          (905,827)    (1,991,031)    (1,137,358)

Cash flows from financing activities:
   Repayment of obligations under capital leases         (124,699)      (121,473)      (190,762)
   Net transactions with parent company                (2,711,997)      (885,595)    (4,588,779)
                                                      -----------    -----------    -----------

            Net cash used in financing activities      (2,836,696)    (1,007,068)    (4,779,541)
                                                      -----------    -----------    -----------

 Net decrease in cash                                        --             --             --

 Cash and cash equivalents, beginning of year                --             --             --

 Cash and cash equivalents, end of year                      --             --             --
                                                      ===========    ===========    ===========



                 The accompanying notes are an integral part of
                     the consolidated financial statements,

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

                         STATEMENTS OF PARENT INVESTMENT

                          June 30, 1996, 1995 and 1994

                                          1996           1995           1994
                                      -----------    -----------    -----------
Beginning parent investment           $ 6,911,140    $ 4,683,409    $ 2,702,121
Net income (loss)                         (93,838)     2,895,066      6,291,552
Net transactions with parent           (1,346,736)      (667,335)    (4,310,264)
                                      -----------    -----------    -----------

Ending parent investment              $ 5,470,566    $ 6,911,140    $ 4,683,409
                                      ===========    ===========    ===========



                 The accompanying notes are an integral part of
                     the consolidated financial statements.

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BASIS OF PRESENTATION

         Sequoia Enterprise Systems ("SES" or the "Company") is a wholly-owned operating unit of Sequoia Systems, Inc. ("Sequoia"). SES designs, manufactures, markets and services highly modular and easily expandable, totally available computer systems based on the UNIX operating system. SES systems are used primarily for on-line transaction processing ("OLTP") and in other interactive environments in which system availability, fast response time and data integrity are critical.

         These financial statements present SES' consolidated worldwide results of income and its financial condition as it operated as a business unit of Sequoia Systems, Inc., including certain adjustments necessary for a fair presentation of the business. Expenses associated with Sequoia's outside directors, legal, treasury and investor relations functions have been excluded from these financial statements. Interest income and interest expense has not been allocated and are not material. Management believes the allocations are reasonable, however, the financial statements presented may not be indicative of the results that would have been achieved had the division operated as a non-affiliated entity.

         NET PARENT COMPANY INVESTMENT

         All cash receipts and disbursements and intercompany charges related to SES' operations are charged or credited to the parent company investment account.

         FOREIGN CURRENCY TRANSLATION

         For foreign subsidiaries where the functional currency is the local currency, the financial statements of SES' foreign subsidiaries are translated using rates of exchange in effect at the end of the fiscal year for monetary assets and liabilities and historical rates for non-monetary assets and liabilities. Income and expenses are translated at an average exchange rate prevailing during the fiscal year and the resulting gains and losses are included in the net parent company investment account.

         EMPLOYEE SAVINGS AND RETIREMENT PLANS

         Sequoia sponsors two defined contribution employee savings and retirement plans ("the Plans"), which cover only United States employees. Employees participate in the plans based on the subsidiary of their employment. Contributions to the plans are made by Sequoia. These financial statements for SES do not include any amounts related to these plans as they are considered to be immaterial.


                                    Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

        PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the accounts of SES and all of its foreign operations. Significant intercompany transactions and balance have been eliminated.

        REVENUE RECOGNITION

        Revenues from product sales, which includes revenues from software licenses, are recognized upon shipment unless significant uncertainties exist. Service and other revenues include maintenance, installation fees, professional services, rental revenue and license fees. Service and other revenues related to maintenance agreements are recognized ratably over the period in which the service is provided, All other service and other revenues are recognized as earned. License fees are recognized as revenue upon receipt of non-refundable payments.

        RESEARCH AND DEVELOPMENT

        Costs relating to research and development are expensed as incurred.

        CASH, CASH EQUIVALENTS, AND INVESTMENTS

        Cash, restricted cash, cash equivalents, and investments pertaining to SES' business are accounted for centrally by the corporate unit. As such, SES' cash receipts and disbursements were combined with other Sequoia corporate-wide cash transactions and balances. Accordingly, no cash balances are presented in SES' historical balance sheets.

        INVENTORIES

        Inventories are stated at the lower of average cost (first-in, first-out) or market which requires the periodic assessment of net realizable value. The difference between cost and market is charged to income in the period the impairment is determined.

        PROPERTY, PLANT AND EQUIPMENT

        Property, plant, and equipment is recorded at cost. Expenditures for maintenance and repairs are charged to expense while the costs of significant improvements are capitalized. SES provides for depreciation by charges to operations in amounts estimated to allocate the cost of equipment and leasehold improvements over their useful lives on a straight-line basis. Computer equipment, machinery and equipment, equipment under capital lease and furniture and fixtures are depreciated over three to ten years, and leasehold improvements are amortized over the term of the associated lease.

        The Company periodically evaluates its fixed assets as to determine whether assets are impaired or continue to be utilized. Upon determination of an impairment, retirement or other disposition of property and equipment, the cost and related depreciation are removed from the accounts, and any resulting gain or loss is reflected in the results of operations.


                                    Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

         SOFTWARE LICENSE FEES AND ROYALTIES

         SES has entered into license and royalty agreements for software to be incorporated into certain computer systems held for sale. The initial fees under such software license arrangements are capitalized in other assets and amortized over the lesser of the term of the license agreement or on a straight line basis over three to five years. Royalty payments are expensed upon the sale of computer systems that incorporate the licensed software.

         INCOME TAX PROVISION

         The results of the divisions operations are included in Sequoia's federal, state, and international consolidated income tax returns. The income tax provision included in SES' statements of operations is calculated as if it had been required to file separate tax returns. The provision for income taxes is calculated in accordance with SFAS No. 109 "Accounting for Income Taxes," which requires the recognition of deferred income taxes using the liability method. The net operating results of SES through June 30, 1996 have been included in the consolidated income tax returns of Sequoia. Any tax benefits relating to prior losses generated by SES will remain with Sequoia and are not recognized in the accompanying financial statements.

         OTHER CHARGES / RESTRUCTURING CREDIT

         During 1996, in response to the accelerating decline in demand for the Motorola based products, the SES decided to curtail investment in its Motorola products, refocus its research and development activities and consolidate certain functions. As a result of management's actions, SES has been allocated $1,771,000 of a restructuring charge relating to severance costs and other asset write-downs. These other charges included: $1,162,000 of severance and related costs, $284,000 to write-off other current and long-term assets which were no longer used and $325,000 for other contractual obligations related to these actions. Payments of approximately $1,035,000 were made in connection with these charges during the year ended June 30, 1996. Remaining liabilities of $736,000 at June 30, 1996 predominantly consisted of severance and related costs which are expected to be paid out during fiscal 1997.

         During fiscal 1992, the Company recorded a restructuring charge of $13,990,000 as a result of lower revenues and a downsizing of the operations based on anticipated future revenue levels. During fiscal 1994, the Company settled its obligations, and determined that, as of June 30, 1994, $1,109,000 of restructuring charges was in excess of business requirements and recorded a restructuring credit. Additionally, the Company realized a benefit in cost of revenues of $900,000 in fiscal 1994 as a result of the sale of inventory which had been previously written down as part of the restructuring. As of June 30, 1995 restructuring activities were completed.


                                    Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

         EARNINGS PER SHARE

         Earnings per share have not been presented since SES operated as a business unit of Sequoia during the periods presented in the accompanying financial statements.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF

         In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." The Company and the division intend to adopt this standard in fiscal year 1997. The division does not expect the adoption of this standard to have a material effect on its financial position or results of operations.

         WARRANTY OBLIGATIONS

         The Company generally provides its products with a 90-day to two-year warranty from the date of installation depending upon the product. The cost of warranty obligations are estimated and provided for at the time of sale.

2.     INVENTORIES:

       Inventories at June 30 consist of the following:

                                                1996            1996
                                            ----------       ----------
         Raw materials                      $1,822,163       $1,378,626
         Work in progress                    1,103,531        2,866,206
         Finished goods                      1,095,581        2,804,789
                                            ----------       ----------
                                            $4,021,275       $7,049,621
                                            ==========       ==========


                                    Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

3.    OTHER ASSETS:

      Other Assets at June 30 consist of the following:

                                                                    1996      1995
                                                                 --------   --------
         Software license fees net of accumulated amortization
         of $589,040 and $535,469, in 1996 and 1995,
         respectively                                            $213,371   $282,163
         Other                                                     94,884     90,738
                                                                 --------   --------
                                                                 $308,255   $372,901
                                                                 ========   ========

4.    ACCRUED EXPENSES:

      Accrued Expenses at June 30 consist of the following:

                                                  1996           1995
                                              ----------     ----------
         Compensation and benefits            $  649,207     $2,638,556
         Commissions and royalties               130,138        562,796
         Other charges                           337,822           --
         Warranty expense                           --          190,680
         Accrued rent                             91,972        153,286
         Other                                   948,103      1,405,478
                                              ----------     ----------
                                              $2,157,242     $4,950,796
                                              ==========     ==========

5.     INCOME TAXES:

       A reconciliation of the federal statutory rate to the Company's effective rate is as follows for the year ended June 30,

                                                        1996    1995    1994
                                                        ----    ----    ----
         Federal Statutory rate                         34.0%   34.0%   34.0%
         State income taxes, net of federal benefit      6.0%    6.0%    6.0%
                                                        ----    ----    ----
                                                        40.0%   40.0%   40.0%
                                                        ====    ====    ====



                                    Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

6.    LEASE COMMITMENTS:

      SES leases equipment and office space for its headquarters and sales offices under various operating arrangements that expire at various dates through 2000. In addition, SES leases certain equipment, office furniture and software licenses under capital leases that mature at various dates through 1997. At June 30, 1996, minimum payments due under all operating and capital lease arrangements are as follows:

                                                                   OPERATING LEASE       CAPITAL LEASE
      FISCAL YEAR                                                   COMMITMENTS           COMMITMENTS
                                                                    -----------           -----------
      1997                                                          $1,064,021              $68,724
      1998                                                             636,323
      1999                                                              37,865
      2000                                                               5,298
                                                                    ----------             --------
      Total minimum lease payments                                  $1,743,507               68,724
      Less--Amount representing interest on capital lease                                    12,891
      Present value of minimum lease payments                                               $55,833
                                                                                            =======

      Approximately $1,613,000, $1,404,000, and $1,579,000 were charged to rent expense in fiscal 1996, 1995, and 1994, respectively, under operating lease commitments. Accumulated amortization on equipment under capital lease amounted to $2,338,000 and $2,460,000 at June 30, 1996 and 1995,
      respectively.

7.    NOTE PAYABLE:

      In 1994 the Company had an outstanding note payable for $1,950,000 under the borrowing arrangements established with State Street Bank. This note payable is not reflected on SES' balance sheet as the borrowing agreement is between State Street Bank and Sequoia and is considered to be a liability of Sequoia.


                                    Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

8.     SIGNIFICANT CUSTOMERS AND DOMESTIC AND EXPORT SALES:

       The following summarizes significant customers.

                                              NUMBER OF
                                              SIGNIFICANT                         PERCENTAGE
             YEARS ENDED JUNE 30,             CUSTOMERS          REVENUES        OF REVENUES
             --------------------             ---------          --------        -----------
                1996                              1             $4,066,359           13%
                1995                              1              8,480,473           19%
                1994                              1             12,019,990           19%

        The following summarizes domestic export sales for SES:

                               1996              1995             1994
                            -----------      -----------      -----------
         Domestic           $25,286,593      $31,156,348      $35,064,600
         Export;
             Europe           2,226,917        3,555,199        3,851,306
             Asia               254,092        2,018,720        3,578,811
             Australia        2,797,468        5,795,260        1,331,606
             All other        1,229,573        1,368,998          938,867
                            -----------      -----------      -----------
                            $31,794,643      $43,894,525      $44,765,190
                            ===========      ===========      ===========

9.    RELATED PARTY TRANSACTIONS:

      In November 1991, the Company entered into a joint venture. Sequoia Systems Pty. Ltd., with Tricom Pty. Ltd. (Tricom). The joint venture, through Tricom, had the right to distribute the Company's products in Australia and New Zealand. The Company purchased 15% of the joint venture and had the right to purchase the joint venture after five years. During fiscal 1994, the Company had sales to the joint venture, through Tricom, of $1,332,000. The Company had accounted for its investment in the joint venture at cost, but as part of the restructuring charge recorded during fiscal 1993, has subsequently written down the investment to its net realizable value.

      On July 1, 1994, the Company reached an agreement and purchased selected assets and the ongoing business operations of Sequoia Systems (Australia) Pty. Ltd., its joint venture with Tricom Computer. The company transferred 15% of its ownership to Tricom as part of this agreement.

      The Company also incorporated certain Australian legal entities to operate the business in the same geographic market area. Tricom has also agreed to specific noncompete agreements in selected


                                    Continued

          SEQUOIA ENTERPRISE-SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

      markets with the Company and/or its subsidiary(s) and further, that the joint venture would be liquidated, as defined in the agreement.

10.   SUBSEQUENT EVENT:

      On October 3, 1996, the Company announced it had entered into an agreement for the sale of substantially all of the net assets of SES to General Automation, Inc. for approximately $11,000,000 in General Automation, Inc. common stock, warrants, and deferred payments. The transaction closed on October 11, 1996,

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


Description of Transaction

        On October 11, 1996 (the "Closing Date"), General Automation, Inc. (the Company or GA) purchased from Sequoia Systems, Inc. ("SSI") substantially all of the assets and business of SSI's "Sequoia Enterprise Systems" business division. SES manufactures, services, integrates and distributes fault-tolerant Motorola 68K computer systems operating under SSI's version of UNIX and Intel based computer systems running SSI's and Alpha Micro's versions of the "PICK" application environment and database software products, and engages in various related distribution arrangements. The Company's purchase of SES was made pursuant to an Asset Purchase Agreement dated as of October 3, 1996 between the Company and SSI (the "Purchase Agreement").

        The assets which have been purchased by the Company do not include the accounts receivable of SES. However, under the Purchase Agreement, SSI was obligated to pay to the Company an amount equal to 40% of SSI's collections of the accounts receivable of SES in existence on the Closing Date, as those collections were made, until the Company had received a total of $1,560,000; provided, however, that SSI was obligated to pay the full $1,560,000 to the Company no later than 120 days following the Closing Date. The full $1,560,000 has been paid to the Company by SSI.

        In exchange for SES, the Company has (I) agreed to pay an estimated purchase price of $10,700,000 (subject to adjustment based on the net book value of SES as of the closing date as discussed below) (the "Purchase Price"); (ii) assumed certain liabilities of SSI totaling approximately $2,700,000, and (iii) issued to SSI a Stock Purchase Warrant entitling SSI to purchase 250,000 shares of the Company's common stock at an exercise price of $2.50 per share (the "Warrant"). The Warrant will be exercisable during the three year period commencing on the first anniversary of the closing. The Purchase Agreement also provides for an upward or downward adjustment, on a dollar for dollar basis, of the Purchase Price if the net book value of SES as of the Closing Date is less than $3,800,000 or more than $4,200,000. The final determination of the net book value of SES is currently being reviewed by the Company and SES, in accordance with the Purchase Agreement.

        The Purchase Price will be paid by the Company in a combination of cash and the Company's common stock. On November 5, 1996, 750,000 shares of the Company's common stock (the "Payment Stock") were issued to SSI. The deferred payments under the Purchase Agreement will be paid in monthly installments, with the amount of each installment being based on a percentage of the gross revenues received by the Company during the month to which the installment relates from the operation of SES and the Company's overall service and support operations; provided, however, that the Company must pay, by the first anniversary of the Closing Date an amount (comprised of stock, cash, or a combination thereof) equal to not less than the net book value of SES as of the Closing Date. The Purchase Agreement provides that the Company will be required to make the monthly installments until the date at which the total value of the Payment Stock (to be valued as set forth in the Purchase Agreement and summarized in the following paragraph) combined with the monthly installments made to date equal the Purchase Price.

For purposes of applying the Payment Stock toward the Purchase Price, such shares will be valued as follows: (i) 400,000 shares well be valued at $2.50 per share; (ii) 200,000 shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding the first anniversary of the Closing Date; and (iii) the remaining 150,000 shares will be valued at the average of the closing per share prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding any date on which a valuation of such shares is made for purposes of determining the payment of the Purchase Price; provided, however, that if the Purchase Price has not been paid in full prior to the second anniversary of the Closing Date, these shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding the second anniversary of the Closing Date.

        The acquisition has been accounted for by the purchase method of accounting and, accordingly, the total cost to acquire the assets of SES was allocated to the underlying net assets based on their estimated fair values. The excess of the net assets acquired over the purchase price was recorded as goodwill.

        The accompanying pro forma statements of operations for the year ended September 30, 1996 and the nine months ended June 30, 1997 reflect combined results of operations as if the acquisition of SES had occurred at the beginning of each period.

        The pro forma condensed combined statements of operations may not be indicative of the results that actually would have been achieved if the acquisition had been in effect as of the dates and for the periods indicated or which may be obtained in the future. Therefore, the pro forma financial information should be read in conjunction with the consolidated financial statements of GA and the accompanying notes thereto which are included in its most recent Form 10-K, and the consolidated financial statements of SES and the accompanying notes thereto included elsewhere herein.

                               GENERAL AUTOMATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 1997


                                                                                              PRO FORMA
                                                         HISTORICAL REPORTING            (1)   COMBINED
                                                    --------------------------------          ---------
                                                         GA                      SES
REVENUES:                                           6/30/97        10/1 - 10/11/1996

         SYSTEMS                                    $ 8,174                    $ 300            $  8,474
         SERVICE                                     21,006                      390              21,396
                                                    -------                    -----            --------
         TOTAL                                       29,180                      690              29,870


COST OF REVENUES:
         SYSTEMS                                      5,892                      271               6,163
         SERVICE & OTHER                             10,880                      335              11,215
                                                    -------                    -----            --------
         TOTAL                                       16,772                      606              17,378

GROSS PROFIT                                         12,408                       84              12,492

RESEARCH AND DEVELOPMENT                              2,610                      138               2,748
SELLING, GENERAL AND ADMINISTRATIVE                   8,129                      243               8,372
GOODWILL AMORTIZATION                                   990                       --                 990
                                                    -------                    -----            --------
         TOTAL                                       11,729                      381              12,110

INCOME (LOSS) FROM OPERATIONS                           679                     (297)                382

OTHER INCOME (EXPENSE)                                 (195)                      28                (167)
                                                    -------                    -----            --------

INCOME (LOSS) BEFORE TAXES                              484                     (269)                215

PROVISION (BENEFIT) FOR INCOME TAXES                     --                        5 (2)               5
                                                    -------                    -----            --------

NET INCOME (LOSS)                                   $   484                    $(274)           $    210
                                                    =======                    =====            ========

NET INCOME PER COMMON SHARE                         $  0.05                                     $   0.02



         WEIGHTED AVERAGE COMMON AND COMMON
         EQUIVALENT SHARES OUTSTANDING            9,436,955                                    9,464,428


FOOTNOTES:

(1) Depreciation: For the period of 10/01/96 through 10/10/96, the difference in depreciation expense as calculated by SES and what would have been calculated by GA assuming the acquisition had occurred on 10/01/96 is considered immaterial. Accordingly, no pro forma adjustment for depreciation has been made.

         Amortization of Goodwill: Goodwill is being amortized on a straight line basis over 60 months. For the period of 10/11/96 through 10/31/96 the Company recorded a full month of amortization. Accordingly, no pro forma adjustment for goodwill amortization has been made for the period 10/01/96 through 10/11/96.

(2) Income tax provision: During the period from 10/01/96 through 10/11/96 SES recorded a tax liability relating to one of its foreign subsidiaries.

                               GENERAL AUTOMATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1996


                                                                                    PRO FORMA           PRO FORMA
                                                          GA           SES          ADJUSTMENTS         COMBINED
REVENUES:                                            9/30/96       6/30/96          INCREASE
                                                                                    (DECREASE)
         SYSTEMS                                    $ 9,715        $17,514                                $ 27,229
         SERVICE                                     15,745         14,257                                  30,002
         OTHER                                           --             24                                      24
                                                    -------        -------                                --------
         TOTAL                                       25,460         31,795                                  57,255


COST OF REVENUES:
         SYSTEMS                                      7,887         11,598                                  19,485
         SERVICE & OTHER                              9,546          7,618                                  17,164
                                                    -------        -------                                --------
         TOTAL                                       17,433         19,216                                  36,649

GROSS PROFIT                                          8,027         12,579                                  20,606

RESEARCH AND DEVELOPMENT                              1,156          3,731                                   4,887
SELLING, GENERAL AND ADMINISTRATIVE                   4,366          7,247                 (936)(1)         10,677
RESTRUCTURING CHARGE (NOTE 4)                           258          1,771(4)                                2,029
GOODWILL AMORTIZATION                                    --             --                1,320 (2)          1,320
                                                    -------         ------             --------           --------
         TOTAL                                        5,780         12,749                  384             18,913

INCOME (LOSS) FROM OPERATIONS                         2,247           (170)                (384)             1,693

OTHER INCOME (EXPENSE)                                 (214)            14                                    (200)
                                                    -------        -------                                --------
INCOME (LOSS) BEFORE TAXES                            2,033           (156)                (384)             1,493

PROVISION (BENEFIT) FOR INCOME TAXES                    615            (62)                 (45)(3)            508
                                                    -------        -------             --------           --------

NET INCOME (LOSS)                                   $ 1,418          $ (94)            $   (339)               985
                                                    =======        =======             ========           ========

NET INCOME PER COMMON SHARE                         $  0.18                                               $   0.12



         WEIGHTED AVERAGE COMMON AND COMMON
         EQUIVALENT SHARES OUTSTANDING             7,677,627                                               8,427,627


FOOTNOTES:

(1) Depreciation: reflects the bookings of fixed assets at their fair market value (estimated at the net book value at the time of acquisition) and depreciating the asset over the estimated useful life as follows:

          Building                      30 years
          Machinery & equipment         3 - 7 years
          Furniture & fixtures          3 - 7 years
          Leasehold improvements        Lease term or asset life,
                                        whichever is less

(2) Amortization of Goodwill: Goodwill is being amortized on a straight line basis over 60 months.

(3) Income tax provision: The Company has an estimated effective income tax rate of 34%.

(4) During 1996, SES incurred $1,771,000 in restructuring charges relating to severance costs and other asset write-downs which are non-recurring in nature.